UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

VALLEY HIGH MINING COMANY

(Exact name of registrant as specified in its charter)

Nevada	000-51232	68-0582275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4550 NW Newberry Hill Road, Suite 202

Silverdale, WA 98383

(Address of principal executive offices) (Zip Code)

(360) 536-4500

Registrant’s telephone number, including area code:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2014, (the “Closing Date”) Valley High Mining Company, a Nevada corporation (the “Company”), entered into an Agreement and Bill of Sale (the “Purchase Agreement”) by and between the Company, as purchaser, and Richard Johnson, as seller, pursuant to which the Company purchased certain machinery and equipment from Mr. Johnson as more fully described in the Purchase Agreement. As consideration, the Company issued 16,125,000 shares of the Company’s common stock to Mr. Johnson.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached here to as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On November 24, 2014, the Company issued 2,500,000 shares of common stock to a third party as compensation for consulting services rendered.

On December 3, 2014, the Company issued 10,000,000 shares of common stock to Take Flight Equities, Inc., a company under control of the Company’s Chief Financial Officer, for services rendered.

Upon the Closing Date, as consideration for that certain machinery and equipment, the Company issued 16,125,000 shares of the Company’s common stock to Mr. Johnson.

In addition, in connection with Mr. Johnson’s appointment as Chief Executive Officer of the Company, the Company issued Mr. Johnson 15,000,000 shares of the Company’s common stock.

In conjunction with the aforementioned stock issuances, we are relying on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transactions do not involve a public offering, the investors are “accredited investors” and/or qualified institutional buyers and have access to information about us and its investment.

Item 5.01 Changes in Control of Registrant.

On December 4, 2014, Mr. Johnson entered into a Stock Purchase Agreement by and between Keystone Financial Management, Inc. (“Keystone Financial”), as seller, and Mr. Johnson, as purchaser, pursuant to which Mr. Johnson purchased from Keystone Financial fifty-one (51) shares of the Company’s Series B Preferred Stock (the “Series B Preferred”). Each one (1) share of the Series B Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding common stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. Please refer to the Current Report on Form 8-K, filed with the United States Securities and Exchange Commission on July 15, 2014 for a full description of the Series B Preferred.

2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On December 4, 2014, Mr. William M. Wright (“Mr. Wright”) resigned as Chief Executive Officer of the Company. Mr. Wright shall remain as President, Chief Financial Officer and a member of the Company’s board of directors (the “Board”).

Appointment of Chief Executive Officer and Director

On December 4, 2014, Mr. Richard Johnson was appointed as the Company’s Chief Executive Officer and a member of the Board.

Richard Johnson, age 63

Richard Johnson, 63, has been the owner of RMJ Consulting, Inc., a public relations, marketing, and business development company, since 1987. In 1986, Mr. Johnson was the marketing director for the first major financial trade show in Houston, Texas. From 1984 to 1986, Mr. Johnson was the sales and liquidation manager for Natchez Steel Corp. where he supervised a 12 person sales team in the liquidation of two locations’ inventories. From 1973 to 1984, Mr. Johnson was in operations, sales, and sales management for another steel company, All States Steel Corp. Prior to his positions in the steel industry, from 1969 to 1973, Mr. Johnson was an Assistant Operations Manager for Merrill Lynch. Mr. Johnson majored in business while attending Georgia State University.

The Board believes that Mr. Johnson’s extensive experience in assisting companies in strategic planning, financing, and business execution, as well as his extensive contacts in the general business community, specifically in the area of sales and leasing, will be a great value to the Company.

Family Relationships

Mr. Johnson does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

On the Closing Date, the Company entered into that certain Purchase Agreement with Mr. Johnson as described more fully in Item 1.01 of this Current Report on Form 8-K.

Compensatory Arrangement

In connection with his appointment as the Company’s Chief Executive Officer, Mr. Johnson will receive 15,000,000 shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement and Bill of Sale, dated December 4, 2014*

17.1	Resignation Letter of William M. Wright, dated December 4, 2014*

*filed herewith

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY HIGH MINIG COMPANY

Date: December 5, 2014	By:	/s/ William M. Wright III
Name: William M. Wright III
Title: Chief Financial Officer

4